Exhibit 10.6

AGREEMENT FOR PERFORMANCE OF TECHNOLOGY DEVELOPMENT
SERVICES BY INDEPENDENT CONTRACTORS

This Agreement for Performance of technology development services by independent contractors (hereinafter referred to as the “Agreement”) is entered into and executed this 15th day of October, 2001, by, among and between:

STEVEN CHARLES MANTHEY, an individual (hereinafter “First Contractor”), with a principal place of business located at 1 Promenade Offices, Robina Town Centre, Gold Coast, Queensland, Australia; and

OX2 ENGINE DEVELOPMENT PTY LTD (ACN 098 024 992) an Australian company (“hereinafter “Second Contractor”) whose registered office is 1 Promenade Offices, Robina Town Centre, Gold Coast, Queensland, Australia; and

ADVANCED ENGINE TECHNOLOGIES, INC., (hereinafter “AET”), whose corporate headquarters is located at 11150 West Olympic Boulevard, Suite 1050, Los Angeles, California, United States.

(“the Parties” )

WITHESSETH:

A.  WHEREAS AET and the First Contractor have previously entered into an agreement dated May 23, 2000 (“May 2000 Agreement”), pursuant to which the First Contractor, the inventor of a revolutionary combustion engine known as the OX2 Engine (“OX2 Engine”), agreed to design, manufacture, and deliver to AET, at substantially his own expense, the following OX2 Engine products:

(1)  A front port assembly with a direct fuel injection system for the OX2 Engine,

(2)  A Second OX2 prototype engine for performance testing purposes (“Second Performance Testing OX2 Engine”), the First Contractor having previously (in or about March 2000) delivered to AET the first OX2 prototype engine for performance testing (“First Performance Testing OX2 Engine), and

(3)  A Third OX2 prototype engine capable of being adapted to run on a 25 KW Caterpillar generator set, this Gen-Set prototype engine to have been delivered to AET on or before May 22, 2002; and

B.  WHEREAS, the First Contractor and AET recognize and acknowledge that it would be in the best interests of AET and its shareholders, and the commercial development and sale of the OX2 Engine, if the May 2000 Agreement were superseded and replaced by a new agreement between the Parties which significantly and substantially accelerates and enhances the research, design development deliveries and testings of the OX2 Engine (s) so as to optimize the feasibility of the OX2 Engine being ready for commercial use and sale within the next 12 to 18 months; and

C.  WHEREAS, until the OX2 Engine is ready for commercial use and sale, it will not be possible for AET to generate any income or profit;

D.  WHEREAS, it is and shall remain the contractual obligation and liability of AET-under a four-party agreement dated May 12, 1999, entered into by, among and between, AET, Advanced Engine Technology Pty Ltd (an Australian company), OX2 Engine Distribution ( a Vanuatu company) and, OX2 Intellectual Property, (a Vanuatu company)- that AET is (i) responsible for the design, development, testing, marketing, and commercial exploitation of the OX2 Engine worldwide, and (ii) responsible for the registration and protection of all intellectual property rights, including patents, worldwide. And unless AET takes reasonable steps to assure the fulfillment of its obligations under this May 12, 1999 agreement, then AET, and its shareholders, cold be irreparably harmed and damaged; and

E.  WHEREAS, the First and Second Contractor are prepared to enter into a new agreement with AET, which will provide AET with new components requested by AET along with three (3) additional OX2 prototype engines; all of which shall be designed, developed, manufactured, and delivered to AET, to wit:

(1)  A Third Performance Testing OX2 Engine;

(2)  A Fourth Performance Testing OX2 Engine;

(3)  A First Gen-Set OX2 Engine.

F.  WHEREAS, based upon all the facts and circumstances existing as of the date of this Agreement, it is in the exercise of the best business judgment of AET that the entering into a new agreement with the First Contractor and Second Contractor (the Second Contractor being a design, development and manufacturing company carrying on business at 1 Greg Chappel Drive, Burleigh Gardens, in the State of Queensland), will result in greatly accelerated and enhanced engine development activities, and potential substantial value to AET and its shareholders, thereby also (i) assuring AET’s performance under the May 12, 1999 agreement and (ii) optimizing the commercial development, exploitation, marketing, and sale of the OX2 Engine in the marketplace, worldwide, within the next 12-18 months.

NOW, THEREFORE, the Parties

ARTICLE 1

TERM OF CONTRACT

SECTION 1.01  Effective Date.    This Agreement will become effective on October 15, 2001 and will continue in effect for a period of three (3) years thereafter, unless renewed or extended pursuant to section 1.02 below.

SECTION 1.02  Renewal/Extension.    Any renewal of this Agreement for an additional period of time must be in writing and on mutually agreeable terms and conditions.

ARTICLE 2

SERVICES TO BE PERFORMED BY FIRST AND SECOND CONTRACTORS

SECTION 2.01  Specific Services and Products.    The First and Second Contractors agree to design, develop, and manufacture and deliver to AET the below listed services and products (“Services and Products”). Said Services and Products shall include the continued maintenance and development of the First Performance Testing OX2 Engine and Second Performance Testing OX2 Engine, as well as the design, manufacture, and delivery to AET and continued maintenance and development of components and three (3) additional OX2 Engines (as described further hereinbelow).

SECTION 2.01.1  Delivery of New Components and Prototype Engines.    The initial deliveries of all such OX2 Engines shall take place by no later than the dates specified below, and all such OX2 Engines shall be functional and in good operating condition, capable of performing the purpose(s) for which they were designed and manufactured. AET’s actual receipt of the said OX2 Engines constitutes “delivery”. TIME IS OF THE ESSENCE, in connection with the meeting for said delivery dates, and the First and Second Contractors’ failure to make timely delivery to AET of all, or any of the said OX2 Engines shall constitute a material breach of this Agreement unless such delivery is rendered impracticable by circumstances beyond the control of the First and Second Contractors. AET’s waiver of any such deliver date(s) must be in advance and in writing, and the waiver of one delivery date is not and must not be construed as a waiver of any subsequent delivery date.

SECTION 2.01.2  Design and manufacture of New Components.    The First and Second Contractors agree to design, develop, and manufacture and deliver to AET within three (3) months from the date of this Agreement the following new components:

(1)  Twelve (12) single ring pistons for retro-fit to No. 3 Engine. To be delivered within thirty (30) days from the date of this Agreement.

(2)  Test Rig for “port seals” so as to test and optimize performance. Initial Rig within sixty (60) days.

(3)  Three (3) “High Compression Machined Blocks”. First machined block within thirty (30) days from the date of receipt of heat treated blocks. Second machined block within forty-five (45) days of receiving heat treated blocks. Third Machined Block within seventy (70) days of receiving heat treated blocks.

(4)  Twenty-four (24) Cyclinder Sleeves fitted to suit High Compression Machined Blocks. First eight (8) sleeves to be delivered with first block and second eight (8) sleeves to be delivered with second Machined Block, and third eight (8) sleeves to be delivered with third Machined Block.

(5)  One (1) set of single ring pistons to suit High Compression Machined Blocks. To be delivered within forty-five (45) days from the date of this Agreement

(6)  Ten (10) twenty millimeter port seals to be delivered within fifty-five (55) days and then additional port seals as versions improve.

(7)  One (1) Port Plate Insert to suit High Compression Machined Block to be delivered with first machined Block.

SECTION 2.01.3  Advanced Version of Components.    If requested by AET, the First and Second Contractors agree to design, manufacture, produce and deliver to AET advance versions of the new components identified in section 2.01.2 within six (6) months and ten (10) days from the date of this Agreement. The number of Components to be provided is not to exceed the number of components provided under section 2.01.2.

SECTION 2.01.4  Manufacture of Third Prototype OX2 Engine.    If requested by AET, the First and Second Contractors agree to deliver to AET a Third OX2 Engine within nine (9) months from the date of this Agreement which will be designed, manufactured, produced and delivered for the primary purpose of AET conducting performance testing and/or design modifications. This engine is to be known as the “Third Performance Testing OX2 Engine” and will incorporate all new advanced components arising our of the Product and Services provided under section 2.01.2 and 2.01.3.

SECTION 2.01.5  Manufacture of Fourth and Fifth Prototype OX2 Engine.    If requested by AET, the First and Second Contractors agree to deliver to AET a Fourth OX2 Engine and Fifth OX2 Engine; to wit:

(A)  A Fourth OX2 Engine, which will be designed, manufactured, produced and delivered for the primary purpose of AET conducting durability testing (W.O.T). This engine is to be known as the “First Durability Testing OX2 Engine”. The First and Second Contractor shall deliver said First Durability Testing OX2 Engine to AET within ten (10) months from the date of this Agreement.

(B)  A Fifth OX2 Engine, which will be designed, manufactured and produced and delivered to AET for the special purpose of operating a generator in a commercial context with the goal of operating a 25/30 KW Caterpillar generator. This engine is to be known as the “First Gen-Set OX2 Engine”. This First and Second Contractors shall deliver said First Gen-Set OX2 Engine to AET within twelve (12) months from the Date of this Agreement.

The Parties hereto agree that a fundamental goal and objective of this Agreement is that the operational capabilities and characteristics of the OX2 Engine shall, by no later than September 19, 2002, be developed such that the OX2 Engine is ready to be manufactured and sold as a viable commercial product in the marketplace. During the term of this Agreement, AET and the First and Second Contractors shall work together in good faith to formulate, develop and implement these operational capabilities and characteristics.

SECTION 2.01.6.1  AET Request for Prototypes.    The First and Second Contractors will not be required to perform the services set out in section 2.01.3 (manufacture of advanced versions of components) unless requested by AET. Such request is to be provided by AET pursuant to written notice signed by either the Chief Operating Officer or President of AET, which notice must be received by the First and Second Contractors within three (3) months and ten (10) days from the date of this Agreement. However, if the First and Second Contractors fail to make timely delivery to AET of the new components required by section 2.01.2, then the time period by which AET must give the notice required by this paragraph is tolled by the same number of the days that said delivery under section 2.01.2 is untimely.

SECTION 2.01.6.2  AET Request for Prototypes.    The First and Second Contractors will not be required to perform the services set out in section 2.01.4 (manufacture of Third Prototype OX2 Engine) unless requested by AET. In the event the First and Second Contractors have previously provided Products and Services under section 2.01.3, AET Board may request the First and Second Contractors provide Product and Services under section 2.01.4. Such request is to be provided by AET pursuant to written notice signed by either the Chief Operating Officer or President of AET, which notice must be received by the First and Second Contractors within six (6) months and ten (10) days from the date of this Agreement. However, if the First and Second Contractors fail to make timely delivery to AET of the Products and Services set out in section 2.01.3, then the time period by which AET must give the notice required by this paragraph is tolled by the same number of days that said delivery under section 2.01.3 is untimely.

SECTION 2.01.6.3  AET Request for Prototypes.    The First and Second Contractors will not be required to perform the services set out in section 2.01.5 (manufacture of Fourth and Fifth Prototype OX2 Engines) unless requested by AET. In the event the First and Second Contractors have previously provided Products and Services under section 2.01.3 and section 2.01.4, AET has the option of requesting that the First and Second Contractors provide Product and Services under section 2.01.5. Such request is to be provided by AET pursuant to written notice signed by either the Chief Operating Officer or President of AET, which notice must be received by the First and Second Contractors within nine (9) months and ten (10) days from the date of this Agreement. However, if the

First and Second Contractors fail to make timely delivery to AET of the Products and Services set out in section 2.01.4, then the time period by which AET must give the notice required by this paragraph is tolled by the same number of days that said delivery under section 2.01.4 is untimely.

SECTION 2.01.7  Definitions Regarding Services and Products.    For the purposes of this Agreement, the term “Performance Testing”, as used in the context of OX2 Engine design, development, and manufacture, means testing of the OX2 Engines, which includes, but is not necessarily limited to, the following types of testing:

•	Fuel Economy

•	Emissions

•	Torque

•	Size (packaging); and

•	Weight.

For the purposes of this Agreement, the term “Durability Testing”, as used in the context of OX2 Engine design, development, and manufacture, means testing, which includes, but is not limited necessarily limited to, the following types of testing:

•	100 hours at W.O.T and rated speed;

•	300 hours cycling between idle conditions; and

•	80% of rated power (1 hour at idle and 4 hours at rated power).

SECTION 2.01.8.1  Maintenance and Development by Second Contractor of all OX2 Engines.    The First and Second Contractors agree to and shall maintain, improve, and/or modify, as reasonably necessary for a period of up to twelve (12) months, all OX2 Engines previously delivered to AET by the First

Contractor (or otherwise) (including the First Performance Testing OX2 Engine and Second Performance Testing OX2 Engine), as well as all three (3) of the OX2 Engines to be supplied under this Agreement, all of which OX2 Engines the First and Second Contractors acknowledge and agree are owned or to be owned solely by AET (collectively referred to hereinafter as “All OX2 Engines Owned or To Be Owned by AET”). Such services shall include:

•	Preventative maintenance to assure that all OX2 Engines owned or to be owned by AET remain in good working order; and

•	Remedial maintenance to be carried out on all OX2 Engines owned or to be owned by AET, as necessary to replace parts and/or rectify all malfunctions.

SECTION 2.01.8.2  Obligation To Provide Ongoing Maintenance.    The First and Second Contractors will only be required to provide ongoing maintenance, as defined by section 2.01.8.1 above, during there (3) month periods where they are also required to provide Product and Services as set out in sections 2.01.2 to 2.01.5 herein.

SECTION 2.01.9  Definition of Maintenance and Development.    The First and Second Contractors’ obligations set out in section 2.01.6 are limited to parts and components that are or have been manufactured by the First or Second Contractors or that are capable of being manufactured by the First or Second Contractors. The obligations set out in section 2.01.6 expressly exclude the maintenance of the electronic control system used for the OX2 prototypes.

SECTION 2.01.10  Modification of OX2 Engines.    The First and Second Contractors agree to provide consistent, continual and timely modifications, changes and/or enhancements to the design, manufacture, and development of the aforementioned OX2 Engines throughout the Performance Testing and Durability Testing processes for the purpose of improving all performance and/or durability testing results (“Engine Modifications”). In this context, the First and Second Contractors represent that there are two aspects to the research and development process concerning the OX2 Engines. One is performance-based and the other durability-based. These two aspects can and should be tested simultaneously through the use of multiple engines and dynamometers.

SECTION 2.01.11  New Components—Testing and Manufacturing.    The First and Second Contractors, over the term of this Agreement, agree to provide all those services necessary to the testing and manufacturing of new components for all of the aforementioned and described OX2 Engines (“New Components”). In this regard, the First and Second Contractor represent and warrant to redesign patterns to facilitate casting of engine block(s), housing and end-plates for the purpose of reducing the overall packaging size and weight of the engine and to achieve better oil, cooling and fuel system performance along with engine aspiration.

SECTION 2.02  Method of Performing Services.    The First and Second Contractors will determine the method, details and means of performing the above-described Services.

SECTION 2.03  Employment of Subcontractors/Assistants.    The Second Contractor, may, at the Second Contractor’s own expense, employ or retain such subcontractors or assistants, as the First and Second Contractors deem necessary to perform the Services required of the First and Second Contractors by this Agreement. The First and Second Contractors, as well as any subcontractor or assistant employed or retained by the subcontractor, must execute (prior to commencing work for the Second Contractor) a confidentiality, non-disclosure and non-circumvention agreement with AET or the Second Contractor agreeing that AET’s patents, designs, rights, plan, strategies, products, processes, engineering and technical information now or heretofore existing are the valuable proprietary and/or intellectual property belonging to AET (“AET’s Property”) and that the First and Second Contractors or the Second Contractor’s employees, agents, subcontractors, assistants, representatives and/or assigns, shall not circumvent, or attempt to circumvent AET with respect to AET’s customers or potential customers with respect to the OX2 Engine Technology. The First and Second Contractors agree that AET’s property shall not be used or disclosed, directly or indirectly, to any other person or used in any way by the First or Second Contractor, or the Second Contractor’s employees, agents, subcontractors, assistants, representatives and/or assigns except as required in the course of the First and Second Contractors performing there Services under this Agreement.

SECTION 2.04  Reporting, Limited Authority.    The First and Second Contractors shall provide written reports drawings and other documents to AET (“Reports”) on a monthly basis (including but not limited to, on an occasion that AET requests written or on any occasion that the Second Contractor submits an Invoice to AET for payment of Compensation) of the nature, extent, and results of its Services being rendered under this Agreement.

These Reports shall be delivered to AET’s Board member Noel Holmes (who resides in Australia), who shall in turn be responsible for dispensing the Compensation to the Second Contractor called for under this Agreement. The Reports shall be completed using the form attached hereto as Exhibit A.

SECTION 2.04.1  First Contractor’s reports.    The First Contractor’s obligations as set out in section 2.04 herein shall continue for the duration of this Agreement.

SECTION 2.04.2  Second Contractor’s reports.    The Second Contractor’s obligations as set out in section 2.04 herein shall continue for a period of twelve (12) months from the date of execution of this Agreement.

SECTION 2.05  Competitive Activities.    Unless otherwise consented to in writing by AET, in advance, for the period of this Agreement, the First and Second Contractors, and the Second Contractor’s employees, agents, assistants, representatives and/or assigns shall not, during the term of this Agreement, directly or indirectly, engage in any activities or business that is in competition with the business of AET in connection with all OX2 Engines owned or to be owned by AET, the Engine Modifications or the New Components (“AET Business”). AET shall have full discretion in the granting or withholding of such consent.

SECTION 2.06  Intellectual Property Rights.    The Parties agree that AET wholly owns, and the First and Second Contractors hereby irrevocably assign to AET, any right, title or interest they now or may have in or to all intellectual property rights, including but not limited to all patent and/or trademark rights, in or to

(1)  all OX2 Engines owned or to be owned by AET;

(2)  all Engine Modifications; and

(3)  all New Components

(“Intellectual Property”).

The First and Second Contractors agree to execute and deliver to AET any documents, and/or take any other action(s) reasonably necessary to confirm, reflect or perfect AET’s ownership interest in the Intellectual Property.

SECTION 2.06.1  Exclusion of Trademark.    The Parties agree that the mark [SM] (as constituted on the second OX2 Engine previously delivered to AET) does not form part of Intellectual Property as defined in section 2.06 and remains the exclusive property of the First Contractor to assign or exploit in any manner whatsoever.

SECTION 2.07  Uniqueness of First and Second Contractors’ Services.    The First and Second Contractors hereby represent and agree that the Services to be performed under the terms of this Agreement are of a special, unique, unusual, extraordinary, and/or intellectual character that gives them peculiar value, the loss of which, in most instances, can not be reasonably or adequately compensated in damages in an action at law. The First and Second Contractors therefore expressly agree that AET may possess and shall be entitled to seek injunctive and/or other equitable relief (in addition to remedies at law for damages) to prevent or remedy any breach of this Agreement by the First and or Second Contractor.

SECTION 2.08  Proprietary Information Confidentiality Non-Circumvention.

(a)  The Parties acknowledge and agree that during the term of this Agreement and during the course of the discharge of its obligations and duties hereunder, the First and Second Contractor may have access to and become acquainted with information concerning the Intellectual Property, planning, strategies, customer lists and contacts, financial plans and operation of AET and all technical information and rights related thereto that are either owned, controlled or possessed by AET and used in connection with AET” business, and that this information constitutes AET’s Intellectual Property, proprietary information and/or trade secrets (“Proprietary Information”).

(b)  The First and Second Contractors agree that it shall not disclose any such Proprietary Information, directly or indirectly, to any other person or use such Proprietary Information in any way, either during the term of this Agreement or at any other time thereafter, except as is required in the course of providing Services to AET under this Agreement with AET, and furthermore, that the First and Second Contractors shall not circumvent, or attempt to circumvent, AET with respect to such Proprietary Information, or AET’s customers, potential customers, or consultants.

(c)  The First and Second Contractors further agree that all files, records, documents, equipment, and similar items relating to AET’s business, including but not limited to all OX2 Engines Owned or To Be Owned by AET, Engine Modifications and/or New Components, whether prepared by the First or Second Contractor or others, are and shall remain exclusively the property of AET.

ARTICLE 3

COMPENSATION

SECTION 3.01.1  Fixed Price/Share Transfer.    In consideration for the Services and Products to be performed and delivered by the First and Second Contractors under sections 2.01.2 and 2.01.8.1 (Manufacture of new components and ongoing maintenance) of this Agreement and in further consideration of the Second Contractor’s summary of outlays and expenses contained in Exhibit B of this Agreement, AET agrees to purchase from the First Contractor’s nominee, Sixty Thousand AET shares (60,000) for two (2) dollars (US) per share with a total purchase price of One Hundred Twenty Thousand Dollars (US $120,000.00) payable as follows:

•	Twenty Thousand Dollars (U.S. $20,000.00) upon execution of this Agreement;

•	Twenty Thousand Dollars (U.S. $20,000.00) continuing every fourteen (14) days thereafter until the total purchase price of One Hundred Twenty Thousand Dollars (U.S. $120,000.00) is paid in full.

SECTION 3.01.2   Fixed Price/Share Transfer.     In consideration for the Services and Products to be performed and delivered by the First and Second Contractors under sections 2.01.3 and 2.01.8.1 (Manufacture of Advanced Versions of Components and ongoing maintenance) of this Agreement, if any, and in further consideration of the Second Contractor’s summary of outlays and expenses contained in Exhibit B of this Agreement, AET agrees to purchase from the First Contractor’s nominee, Sixty Thousand AET shares (60,000) for two (2) dollars (U.S.) per share with a total purchase price of One Hundred Twenty Thousand Dollars (US $120,000.00) payable as follows:

•	Twenty Thousand Dollars (U.S. $20,000.00) concurrent with AET giving the written notice set forth in section 2.01.6.1, above; and

•	Twenty Thousand Dollars (U.S. $20,000.00) continuing every fourteen (14) days thereafter until the total purchase price of One Hundred Twenty Thousand Dollars (U.S. $120,000.00) is paid in full.

SECTION 3.01.3   Fixed Price/Share Transfer.     In consideration for the Services and Products to be performed and delivered by the First and Second Contractors under sections 2.01.4 and 2.01.8.1 (Manufacture of Third OX2 Engine and ongoing maintenance) of this Agreement, if any, and in further consideration of the Second Contractor’s summary of outlays and expenses contained in Exhibit B of this Agreement, AET agrees to purchase from the First Contractor’s nominee, Sixty Thousand AET shares (60,000) for two (2) dollars (US) per share with a total purchase price of One Hundred Twenty Thousand Dollars (US $120,000.00) payable as follows:

•	Twenty Thousand Dollars (U.S. $20,000.00) concurrent with AET giving the written notice set forth in section 2.01.6.2, above; and

•	Twenty Thousand Dollars (U.S. $20,000.00) continuing every fourteen (14) days thereafter until the total purchase price of One Hundred Twenty Thousand Dollars (U.S. $120,000.00) is paid in full.

SECTION 3.01.4  Fixed Price/Share Transfer.    In consideration for the Services and Products to be performed and delivered by the First and Second Contractors under sections 2.01.5 and 2.01.8.1 (Manufacture of Fourth and Fifth OX2 Engine and ongoing maintenance) of this Agreement, if any and in further consideration of the Second Contractor’s summary of outlays and expenses contained in Exhibit B of this Agreement, AET agrees to purchase from the First Contractor’s nominee, Sixty Thousand AET shares (60,000) for two (2) dollars (US) per share with a total purchase price of One Hundred Twenty Thousand Dollars (US $120,000.00) payable as follows:

•	Twenty Thousand Dollars (U.S. $20,000.00) concurrent with AET giving the written notice set forth in section 2.01.6.3, above; and

•	Twenty Thousand Dollars (U.S. $20,000.00) continuing every fourteen (14) days thereafter until the total purchase price of One Hundred Twenty Thousand Dollars (U.S. $120,000.00) is paid in full.

SECTION 3.01.5  Compensation for Reports.    In consideration for the timely delivery of Reports by the First and/or Second Contractors, AET agrees to pay the Second Contractor the sum of Eighty Thousand Dollars, (US $80,000.00) per year payable monthly at the rate of Six Thousand Six Hundred Sixty-six Dollars (US

$6,666.00) per month commencing on the first day of the first month following execution of this Agreement by all Parties, and continuing for the duration of this Agreement as set out in section 1.01 herein, subject to there being timely delivery of Reports by the First and/ or Second Contactor to AET.

(“Compensation”)

SECTION 3.01.6  Expenses contemplated by Agreement.    The Compensation shall be deemed to cover any and all expenses incurred by the First and Second Contractors under or pursuant to this Agreement, with the exceptions of (i) expenses to be borne by AET as contemplated by section 3 of the May 2000 Agreement which includes the costs of delivery of OX2 prototype engines and new components to AET, and (ii) expenses related to the First Contractor’s travel/accommodation/car hire when the First Contractor is required by AET to travel in connection with the services provided under this Agreement, provided that such expenses shall be limited to the cost of one round trip airline ticket (coach class) for First Contractor and the published per diem rate published periodically for the Los Angeles Metropolitan Area by the federal Government Services Association (GSA), which, as of the date of this Agreement equals One Hundred Forty five dollars (U.S. $145.00) per day (i.e., U.S. $99.00 for lodging and U.S. $46.900 for meals and entertainment). The Second Contractor shall otherwise be responsible for payment of all its own expenses incurred in connection with the Services and Products provided hereunder, unless otherwise agreed in writing executed by AET.

SECTION 3.02  Tax Obligations.    It is understood by the Second Contractor, that, as an independent contractor, it is the Second Contractor’s sole responsibility and obligation to pay to the relevant Federal, State and local governments any and all taxes that become due as a result of the Compensation paid to the Second Contractor under this Agreement (“The Second Contractor’s Tax Liability”). The Second Contactor agrees to indemnify and hold AET, its officers and directors, harmless in connection with the Second Contractor’s Tax Liability.

ARTICLE 4

OBLIGATION OF CONTRACTORS

SECTION 4.01  Reporting/Accountability.    The First and Second Contractors agree that they, and the Second Contractor’s employees, representatives, agents and assigns shall report, and be accountable to AET for all Services and Products to be provided hereunder.

SECTION 4.02  Minimum Amount of Service.    The First and Second Contractors agree to devote sufficient hours and funds per week necessary to accomplish performance and delivery of the above described Services and Products in a timely manner, TIME BEING OF THE ESSENCE.

SECTION 4.03  Hours and locations.    The First Second Contractors agree to perform the abovementioned Services and Products on the Second Contractor’s leased premises during regular business hours. It is understood and agreed, however, that this Agreement does not prohibit the First and Second Contractors from performing their Services at a location other then the Second Contractor’s leased premises.

SECTION 4.04  Tools and Instrumentalities.    The Second Contractor will supply all office space, personnel, supplies, documents, equipment and instrumentalities required to perform and deliver its Services and Products under this Agreement.

SECTION 4.05  Worker’s Compensation/Indemnification.    The Second Contractor agrees to provide worker’s compensation insurance for the Second Contractor’s employees and agents, if any, and agrees to hold harmless and indemnify AET for any and all claims arising out of any injury, disability, or death of any of the Second Contractor’s employees or agent that occur on the Second Contractor’s leased premises. The Second Contractor further agrees to hold AET, its shareholders, employees, representatives, officers, directors, attorneys or their assigns, free and harmless from any and all claims arising in Australia out of or related in any manner to

(i) the First and Second Contractor’s performance or delivery of Services and Production under this Agreement, and/or (ii) any negligent, reckless or intentional acts or omissions committed by the First or Second Contractor, or the Second Contractor’s employees, subcontractors, representatives or agents, if any,

ARTICLE 5

GENERAL PROVISIONS

SECTION 5.01  Assignment.    Neither this Agreement nor any duties or obligations under this Agreement may be assigned by the First or Second Contractor, as it is understood and agreed that the First Contractor, is uniquely qualified to perform and deliver the Services and Products called for under this Agreement.

SECTION 5.02  Indemnification.    The Second Contractor agrees to indemnify and hold AET, its officers, directors, attorneys, agents, shareholders and employees, harmless in connection with any claim or action which arises in Australia from or out of the First or Second Contractor’s performance, or non-performance of the Services and Products required by this Agreement.

SECTION 5.03  Notices.    Any notices to be given by either party to the other shall be in writing and shall be transmitted by facsimile and by mail, registered, certified or sent via express mail, postage prepaid, to the parties as follows, unless changed by written notice mailed or faxed to either Party, and such notice shall be deemed received by the other Party one (1) day after the date of transmission by facsimile:

To AET:    Advanced Engine Technologies Inc
 Attn.: John Luft
 11150 West Olympic Blvd., Suite 1050
 Los Angeles, California 90064
 Phone (310) 914 9599
 Fax (310) 914 1853

Copy To:    M. Neil Cummings & Associates, APLC
Attn.:  M. Neil Cummings, Esq.
11150 West Olympic Blvd., Suite 1050
Los Angeles, California 90064
Phone (310) 914 1849
Fax (310) 914 1853

To First and Second Contractors:
OX2 Engine Development Pty Ltd
C/- 1 Promenade Offices, Robina Town Centre
Gold Coast, Queensland, 4320
AUSTRALIA
Phone (07) 55220578
Fax (07) 55220638

SECTION 5.04  Arbitration.    Any controversy between AET and First and Second Contractors, or any of them, involving the construction or application of any of the terms, provisions, or condition of this Agreement shall on the written request of either party served on the other, be submitted to arbitration. Arbitration shall comply with and be governed by the provisions of the California Arbitration Act and shall be conducted in accordance with the American Arbitration Association Commercial Dispute Resolution Procedures, at Los Angeles, California. The prevailing party in any such Arbitration shall be entitled to recover its reasonable attorneys’ fees and costs from the other party.

SECTION 5.05  Entire Agreement.    This Agreement supersedes any and all other agreements and contracts, whether oral or in writing, between the Parties hereto with respect to the contracting of the First and Second Contractors by AET to perform all or any part of the Services and Products, and contains all of the covenants and agreements between the parties concerning the Services and Products. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party concerning the Services and Products. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, which are not embodied herein. Without limiting the foregoing, it is expressly understood and agreed that this Agreement supersedes the May 23, 2000 Agreement between the First Contractor and AET, with the exceptions of paragraphs 3 and 9 of the May 2000 Agreement, specifically, which remain in full force and effect.

SECTION 5.06  Modifications, Amendments, and Consents.    Any modification or amendment of this Agreement will be effective only if it is in writing signed by the party to be charged. Wherever the consent of a party(s) is required or contemplated by this Agreement, such consent of the party(s) shall be of no force or effect unless it is in writing, signed by and on behalf of the party(s).

SECTION 5.07.1  Termination by AET for Default of First Contractor.    Should the First Contractor default in the performance of this Agreement or breach any of its material provisions, AET, at AET’s option, may terminate this Agreement by giving ten (10) days written notice to the First Contractor to cure such material breach, and if such breach is not cured within ten (10) days of AET giving such notice, then this Agreement is deemed terminated.

SECTION 5.07.2  Termination of AET for Default of Second Contractor.    Should the Second Contractor default in the performance of this Agreement or breach any of its material provisions, AET, at AET’s option, may terminate this Agreement by giving ten (10) days written notice to the Second Contractor to cure such material breach, and if such breach is not cured within ten (10) days of AET giving such notice, then this Agreement is deemed terminated.

SECTION 5.08  Termination by First and Second Contractor for Default of AET.    Should AET default in the performance of this Agreement or breach any of its material provisions, the First and Second Contractors, at their option, may terminate this

Agreement by giving ten (10) days written notice to AET to cure such material breach, and if such breach is not cured within ten (10) days of AET giving such notice then this Agreement is deemed terminated.

SECTION 5.09  Termination Should AET Cease to Develop the OX2 Engine.    Should AET at any time give written notice to First Contractor that AET intends to forthwith cease to develop or otherwise pursue a commercial application of the OX2 Engine, then this Agreement shall terminate within ten (10) days thereafter as to all three (3) parties to this Agreement, provided that AET in fact ceases to pursue such development or commercial application.

Engine, then this Agreement shall terminate within ten (10) days thereafter as to all three (3) parties to this Agreement, provided that AET in fact ceases to pursue such development or commercial application.

IN WITNESS the parties hereto have duly executed this Agreement on the date first above written.

SIGNED SEALED AND DELIVERED	)
BY SAID STEVEN CHARLES MANTHEY	)
IN THE PRESENCE OF:	)	/s/ STEVEN CHARLES MANTHEY

/s/ MICHAEL JOHNSTON, ESQ.
WITNESS

OX2 ENGINE DEVELOPMENT EXECUTED	)
BY ITS DULY AUTHORIZED OFFICER	)
IN ACCORDANCE WITH THE CORPORATIONS	)
LAW IN THE PRESENCE OF	)	/s/ STEVEN CHARLES MANTHEY

/s/ MICHAEL JOHNSTON, ESQ.
WITNESS

The COMMON SEAL OF ADVANCED	)
ENGINE TECHNOLOGIES, INC. was	)
Duly affixed in accordance with its articles of	)
Association in the presence of:	)	/s/ JOHN LUFT

/s/ M. NEIL CUMMINGS, ESQ.
COMPANY SECRETARY/TREASURE